Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 2007 relating to the statements of revenues and direct operating expenses of the properties (the “ExxonMobil Properties”) acquired by Resolute Aneth, LLC from ExxonMobil, which is contained in that Prospectus.
We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

Denver, Colorado
September 11, 2009